                                                                     EXHIBIT 11

                       CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                      Computation of Loss Per Common Share



                                                                        YEARS ENDED JULY 31,
                                                    -------------------------------------------------------------------
                                                       1998          1997          1996          1995          1994
                                                    -----------   -----------   -----------   -----------   -----------
Loss from continuing operations                     $  (615,884)     (420,934)      (17,033)     (247,298)     (514,690)

Gain (loss) from discontinued operations                349,017      (426,050)     (356,325)     (560,628)     (908,763)
                                                    -----------   -----------   -----------   -----------   -----------

        Net loss applicable to common shareholders  $  (266,867)     (846,984)     (373,358)     (807,926)   (1,423,453)
                                                    ===========   ===========   ===========   ===========   ===========

Divided by weighted average number of common
      shares outstanding during the year              1,032,683     1,032,683     1,032,683     1,032,683     1,032,683
                                                    ===========   ===========   ===========   ===========   ===========

Loss per common share:
      Continuing operations                                (.60)         (.41)         (.02)         (.24)         (.50)
      Discontinued operations                               .34          (.41)         (.34)         (.54)         (.88)
                                                    -----------   -----------   -----------   -----------   -----------

                     Net loss                              (.26)         (.82)         (.36)         (.78)        (1.38)
                                                    ===========   ===========   ===========   ===========   ===========